UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 12, 2014

Carriage Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3040 Post Oak Boulevard, Suite 300 Houston, Texas 77056
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (713) 332-8400
Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On March 12, 2014 we announced that we intend to offer, subject to market conditions, $120,000,000 aggregate principal amount of convertible subordinated notes (the “Convertible Notes”) due 2021 in a private offering (the “Offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, with a 30-day option to the initial purchasers to purchase up to an additional $18,000,000 aggregate principal amount of the Convertible Notes. We are filing a copy of the press release as Exhibit 99.1 hereto, which is incorporated by reference into this Item 8.01.
The press release filed as Exhibit 99.1 shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state

Item 9.01	Financial Statements And Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated March 12, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARRIAGE SERVICES, INC.

Dated: March 12, 2014	By:	/s/ L. William Heiligbrodt
L. William Heiligbrodt
Executive Vice President and Secretary
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated March 12, 2014.